EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53333 and No. 333-53309) of UniSource Energy Corporation of our report dated June 27, 2005 relating to the financial statements of the Tucson Electric Power Company 401 (k) Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Los Angeles, California
June 27, 2005